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                                                                  Exhibit 10(f)

                                CATERPILLAR INC.
               DIRECTORS' DEFERRED COMPENSATION PLAN, AS AMENDED
                          (EFFECTIVE AUGUST 15, 1996)


1. Purpose
   -------

   The purpose of the Caterpillar Inc. Directors' Deferred Compensation Plan (the "Plan") is to provide each eligible member of the Board of Directors (the "Board") of Caterpillar Inc. (the "Company") with an opportunity to defer the payment of the compensation (excluding expense reimbursements) payable from time to time either for services as a Director of the Company, including but not limited to annual fees and fees payable for attendance at meetings of the Board and of Committees of the Board, or for others services performed for or on behalf of the Company ("Compensation").

2. Eligibility
   -----------

   Any member of the Board ("Director") is eligible to participate in the Plan.

3. Election to Defer
   -----------------

   In order to participate in the Plan, a Director must make a valid election, on or before December 1 of any year, to defer payment of all or a stated percentage of the Compensation (but not less than 50% of such Compensation) that would otherwise be payable to him during the following calendar year and each succeeding calendar year until such Director ceases to be eligible to participate in the Plan or until such election is otherwise modified or terminated as provided herein (any such Director being hereinafter called a "Participant"). Any such election must be made by timely written notice delivered to the Director, Compensation and Benefits, of the Company by use of the Deferred Compensation Form attached hereto as Exhibit A which shall specify the amount deferred and form and time of distribution.

   Any person who shall first become a Director during any calendar year, and who was not a Director on the preceding December 31, may elect, before his term as a Director begins, to defer payment of all or a stated percentage of the Compensation (but not less than 50% of such Compensation) that would otherwise be payable to him during the remainder of such calendar year and each succeeding calendar year until such election is otherwise modified or terminated as provided herein. Any such election must be made by timely written notice delivered to the Director, Compensation and Benefits, of the Company by use of such Deferred Compensation Form.

   In the event that a Participant desires to modify the amount of Compensation that is being deferred, the Participant may do so by delivering a revised Deferred Compensation Form to the Director, Compensation and Benefits, of the Company. Such modified election shall be effective for each calendar year following the year in which such Form is delivered to the Director, Compensation and Benefits, and until such election is modified or terminated as provided herein.

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   In the event that a Participant desires to change his choice as to when payments from his account commence, as to whether distribution is made in a lump sum or in installments or as to the number of installment payments to be made, the Participant may do so by delivering a revised Deferred Compensation Form to the Director, Compensation and Benefits, of the Company; provided that such modified election (a) shall not apply to amounts deferred prior to the effective date of such modified election unless made prior to the first day of the calendar year specified by the Participant under paragraph 6 after the close of which year distribution shall commence in the following month of January; and (b) shall not accelerate the time when payments from his account commence with respect to amounts deferred prior to the effective date of such modified election. Such modified election shall be effective as of the commencement of the calendar year following the year in which such Form is delivered to the Director, Compensation and Benefits, and shall remain in effect until such election is modified or terminated as provided herein.

   In the event that a Participant should desire to terminate the deferral of his Compensation, the Participant must elect to do so by written notice delivered to the Director, Compensation and Benefits, of the Company. Such termination shall become effective as of the end of the calendar year in which notice of termination is given with respect to Compensation payable during subsequent calendar years. An election to terminate deferral of Compensation will be effective for all future calendar years unless a new Deferred Compensation Form is completed and delivered to the Director, Compensation and Benefits, of the Company. Amounts credited to the account of a Participant prior to the effective date of termination shall not be affected by such termination election and shall be paid only in accordance with paragraphs 6 and 7 hereof.

4. Amount of Deferral
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   A Participant may elect to defer all or a specified portion of the
   Compensation (but not less than 50% of such Compensation) payable from time to time as a result of his service as a Director.

5. Status of Accounts
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   All deferred Compensation shall be held in the general funds of the Company, but the Company will establish an individual bookkeeping account for each Participant to which the deferred Compensation for that Participant will be credited. Deferred Compensation will be credited to the individual account of a Participant at the same time that it would otherwise have been paid to the Director in the absence of a deferral election. The Company will credit interest to the individual account of a Participant on a quarterly basis. The interest rate will be equal to the base corporate lending rate (sometimes referred to as the "prime rate") applicable to commercial lending customers of Citibank, N.A., New York, New York (or any successor thereto) on the last business day of each calendar quarter. The annual interest rate will be divided by four and applied effective the last day of each quarter to the total average daily amount (deferred Compensation and accrued interest) in each Participant's account in that quarter. In any calendar quarter in which a Participant does not have deferred amounts credited to his account for the entire period of that quarter, interest will be credited pro rata based on the number of business days that amounts are credited to his account in that quarter compared to the total number of business days in that quarter.

   The deferral of Compensation and the establishment of individual bookkeeping accounts shall not be deemed to have created a trust, and no Participant shall have any ownership interest in any and interest thereon under this Plan shall not be transferrable or assignable. Each Participant will receive an annual report showing the status of his account at the close of each calendar year.

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   As an alternative to the crediting of interest to the individual account
   ("interest election"), each Participant may elect to have all or a specified percentage of his Compensation treated as though it were invested in Company common stock ("stock election"). Pursuant to Rule 16b-3(d)(1) under the Securities Exchange Act of 1934, any stock election or amendment thereto must be approved by the Compensation Committee of the Board prior to taking effect. If a Participant makes a stock election, dividend equivalents will accrue to the account quarterly and will be reinvested and a Participant's account will in all other respects reflect share ownership for events such as a stock split but no voting rights will exist. The number of shares of stock equivalents shall be determined by dividing the amount of Compensation (deferred into stock equivalents) or dividends credited by the average of the high and low prices of Company common stock on the New York Stock Exchange on the date of such deferral or dividend credit (or the next succeeding trading day if there is no trading on that date). A Participant's account will be valued based on the average of the high and low prices for Company common stock on the New York Stock Exchange as of (a) the last trading day in December prior to the January of the year(s) in which distribution occurs or
   (b) the date of the Participant's death (or the next succeeding trading day if there is no trading on that date). Distribution of account balances shall be in cash. All such elections must be made on forms approved by the Director, Compensation and Benefits.

   A director may elect to switch previously deferred amounts between the stock equivalent and interest accounts provided that an election to switch amounts from the stock equivalent account to the interest account does not occur within six months of an election to switch from the interest account to the stock equivalent account, and vice versa. Any such election shall be made by written notice to the Director, Compensation & Benefits, and will become effective on the first of the month following the month in which the election was made.

6. Disbursement Schedules
   ----------------------

   Each Participant shall elect on the Deferred Compensation Form one of the following options under which deferred Compensation and interest thereon will be payable:

       a)  A lump sum payment, or

       b)  Annual installments for a period of up to 10 years

   Each Participant shall elect on the Deferred Compensation Form one of the following options as to when the payment of installments will commence, or a lump sum payment will be made:

       In January of the first calendar year following:

       a)  the year in which the Participant ceases to be a Director, or

       b)  the year in which the Participant reaches age 72, or

       c) the year in which the Participant retires from his principal occupation.

7. Death of a Participant
   ----------------------

   Upon the death of a Participant, the balance in the Participant's account (including interest for the elapsed portion of the year of death) shall be determined as of the date of death and such balance shall be paid as soon as reasonably possible thereafter in a lump sum payment to such beneficiary as the Participant shall have designated in writing to the Company and filed with its Director, Compensation and Benefits, or in the absence of such designation, to the Participant's estate.

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8. Amendment or Termination of the Plan
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   The Board of Directors may at any time amend or terminate this Plan, but no amendment or termination will have the effect of reducing the amount that any Participant is entitled to receive prior to such amendment or termination nor accelerating the distribution of any amount theretofore credited to a Participant's account; provided, however, that in the event a Participant (or, if applicable, the designated beneficiary) incurs a severe financial hardship caused by an accident, illness, or other event beyond the control of the Participant (or, if applicable, designated beneficiary) the Stock Option and Officers' Compensation Committee of the Company, in its sole discretion, may revise such Participant's (or, if applicable, designated beneficiary) payment schedule for distribution from the interest account (but not from the stock-equivalent account) to the extent reasonably necessary to eliminate such financial hardship.

9. Administration
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   Except as otherwise expressly provided herein, the Plan shall be administered under the direction of the Director, Compensation and Benefits, of the Company.